COACHMEN INDUSTRIES, INC.

                                       and

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK,

                                  Rights Agent

                                Rights Agreement

                           Dated as of January 5, 2000

                                 to be effective

                                January 12, 2000



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

                                TABLE OF CONTENTS

                                                                                                               PAGE




Section 1.        Certain Definitions............................................................................1

Section 2.        Appointment Of Rights Agent....................................................................4

Section 3.        Issue Of Rights Certificates...................................................................5

Section 4.        Form Of Rights Certificates....................................................................6

Section 5.        Countersignature And Registration..............................................................6

Section 6.        Transfer, Split Up, Combination And Exchange Of Rights Certificates; Mutilated,
                  Destroyed, Lost Or Stolen Rights Certificates..................................................6

Section 7.        Exercise Of Rights; Purchase Price; Expiration Date Of Rights..................................7

Section 8.        Cancellation And Destruction Of Rights Certificates............................................8

Section 9.        Reservation And Availability Of Common Shares..................................................9

Section 10.       Common Share Record Date.......................................................................9

Section 11.       The Flip-In...................................................................................10

Section 12.       The Flip-Over.................................................................................10

Section 13.       Adjustment Of Purchase Price, Number And Kind Of Shares Or Number Of Rights...................12

Section 14.       Fractional Rights And Fractional Shares.......................................................16

Section 15.       Rights Of Action..............................................................................16

Section 16.       Agreement Of Rights Holders...................................................................16

Section 17.       Rights Certificate Holder Not Deemed A Shareholder............................................17

Section 18.       Concerning The Rights Agent...................................................................17

Section 19.       Merger Or Consolidation Or Change Of Name Of Rights Agent.....................................18

Section 20.       Duties Of Rights Agent........................................................................18

Section 21.       Change Of Rights Agent........................................................................20

Section 22.       Issuance Of New Rights Certificates...........................................................21

Section 23.       Redemption And Termination....................................................................21

Section 24.       Exchange......................................................................................22

Section 25.       Notice Of Certain Events......................................................................22

Section 26.       Notices.......................................................................................23

Section 27.       Supplements And Amendments....................................................................23

Section 28.       Successors....................................................................................24

Section 29.       Benefits Of This Agreement....................................................................24

Section 30.       Severability..................................................................................24


                               TABLE OF CONTENTS


Section 31.       Governing Law.................................................................................24

Section 32.       Counterparts..................................................................................24

Section 33.       Descriptive Headings..........................................................................24


Exhibit A         --       Form of Rights Certificate
Exhibit B         --       Summary of Rights to Purchase Common Shares


                                RIGHTS AGREEMENT
                                ----------------


                Rights Agreement, dated as of January 5, 2000 to be effective as of January 12, 2000 (the "Agreement"), between COACHMEN INDUSTRIES, INC., an Indiana corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, on October 21, 1999, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding common share, without par value, of the Company (the "Common Shares") outstanding as of the Close of Business as of the Record Date (as hereinafter defined);

                  WHEREAS, on January 4, 2000, the Board of Directors resolved to designate January 12, 2000 (the "Record Date") as the Record Date for distribution of the Rights, and presently contemplates issuing one Right for each Common Share of the Company issued between the Record Date and the Separation Date (as hereinafter defined) and one Right for each Common Share of the Company issued upon exercise of stock options granted prior to the Separation Date or upon the exercise, conversion or exchange of securities issued by the Company prior to the Separation Date, each Right representing the right to purchase one Common Share upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section  1.   Certain   Definitions.   For  purposes  of  this
Agreement, the following terms have the meanings indicated.

                     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the Common Shares then outstanding and shall include all Affiliates and Associates of such Person, but shall not include: (i) the Company; (ii) any Subsidiary (as hereinafter defined) of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company; (iv) any entity organized, appointed or established by the Company or by any Subsidiary of the Company for or pursuant to the terms of any plan; or (v) any Person who becomes a beneficial owner of 20% or more of the Common Shares then outstanding solely because (a) of a change in the aggregate number of Common Shares outstanding since the last date on which the Person acquired beneficial ownership of any Common Shares, or (b) (x) the Person acquired beneficial ownership of the Common Shares based on calculations correctly performed and using the Company's most current reports publicly on file with the U.S. Securities and Exchange Commission which indicated that acquisition of the Common Shares would not cause the Person to become the Beneficial Owner of 20% or more of the Common Shares then outstanding, and (y) the Person had no notice or reason to believe that acquisition of the Common Shares would result in the Person becoming the Beneficial Owner of 20% or more of the Common Shares then outstanding, and (z) the Person sells a number of the Common Shares that reduces the Person's beneficial ownership of the Common Shares to less than 20% of the Common Shares outstanding within 10 Trading Days (as hereinafter defined) after receiving notice from the Company.

                  (b) "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  (c) "Associate" shall mean, with respect to a specified Person, (i) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security as defined in Rule 3all-1 of the General Rules and Regulations under the Exchange Act, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or who is an officer or director of any corporation controlling or controlled by such Person.

                  (d) "Beneficial Ownership" or "beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of and to "beneficially own" any securities:

                     (i) which such Person or any Affiliate or Associate thereof beneficially owns, directly or indirectly;

                     (ii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"
     (A) securities tendered pursuant to a tender or exchange offer made by such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights;

                     (iii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding

     (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
     Schedule 13D under the Exchange Act; or

                     (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (d)) or disposing of any voting securities of the Company.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

                  (g) "Closing Price" of any security on any given day shall be the last sale price, regular way, of such security or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which such security is then traded.

                  (h) "Common Shares" shall mean the common shares, without par value, of the Company, and "common shares" or "common stock' when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (i) "Current Market Price" of any security on any given day shall be deemed to be the average of the daily Closing Prices per share or other trading unit of such security for 10 consecutive Trading Days (as hereinafter defined) immediately preceding such date; provided, however, that with respect to shares of capital stock, in the event that the current market price per share of the capital stock is determined during a period following the announcement of
(i) a dividend or distribution on the capital stock payable in shares of such capital stock or securities convertible into shares of such capital stock (other than the Rights), or (ii) any subdivision, combination or reclassification of the capital stock, and prior to the expiration of the requisite 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading; and provided further that if the security is not publicly held or not so listed or traded, Current Market Price per share or other trading unit shall mean the fair value per share or other trading unit as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.

                  (k) "Flip-In Event" shall mean the event described in Section 11(a) hereof.

                  (l) "Flip-Over Event' shall mean any of the events described in Section 12(a) hereof.

                  (m) "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (n) "Separation Date" shall mean the earlier of (i) the tenth Business Day after the Share Acquisition Date (as hereinafter defined) or (ii) the tenth Business Day after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity organized, appointed or established by the Company or by any Subsidiary of the Company for or pursuant to the terms of any such plan), if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the Common Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

                  (o) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (p) "Subsidiary" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

                  (q) "Trading Day" with respect to any security shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding on the Rights Agent.

                  Section 2. Appointment Of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Separation Date also be the holders of the Common

Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

                  Section 3. Issue Of Rights Certificates. (a) Until the Separation Date, (x) the Rights will be evidenced by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Separation Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the Close of Business on the Separation Date, at the address of such holder shown on the records of the Company, a Rights certificate, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each Common Share so held. As of and after the Separation Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

                  (c) Certificates for the Common Shares issued (including reissuance of treasury shares) after the Record Date but prior to the earlier of the Separation Date or the Expiration Date (as hereinafter defined) shall be deemed also to be certificates for Rights (and Rights shall be issued in respect thereof), and shall bear the following legend:

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Coachmen Industries, Inc. (the "Company") and First
          Chicago Trust Company of New York, dated as of January 5, 2000 and effective January 12, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void."

                  (d) Subject to Section 13(h), after the Separation Date but prior to the Expiration Date, Rights shall only be issued in connection with the issuance of Common Shares upon the exercise of stock options granted prior to the Separation Date or upon the exercise, conversion or exchange of securities issued by the Company prior to the Separation Date; provided, however, that if, pursuant to the terms of any option, or exercise, conversion or exchange of securities, the number of shares issuable thereunder is adjusted after the Separation Date, the number of Rights issuable upon issuance of the shares shall be equal only to the number of shares which would have been issuable prior to the adjustment.

                  Section 4. Form Of Rights Certificates. The Rights Certificates (and the forms of election to purchase and of assignment and the related certificates to be printed on the reverse side thereof) shall be substantially in the form of Exhibit A hereto and the Rights Certificates may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11, Section 12 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

                  Section 5. Countersignature And Registration. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer or any Vice President, either manually or by facsimile signature and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Separation Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                  Section 6. Transfer, Split Up, Combination And Exchange Of Rights Certificates; Mutilated, Destroyed, Lost Or Stolen Rights Certificates.
(a) Subject to the provisions of Sections 14 and 24 hereof, at any time after the Close of Business on the Separation Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights

Certificate or Certificates, entitling the registered holder to purchase a like number of Common Shares as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the Form of Assignment and Certificate duly executed, at the office of the Rights Agent designated for such purpose. Thereupon, subject to Sections 4(b), 7(e) and 14 hereof, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise Of Rights; Purchase Price; Expiration Date Of Rights. (a) Subject to Sections 7(e) and 23(a) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Separation Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof including the certificate contained therein duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised prior to the earlier of (i) the Close of Business on February 1, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (such earlier time being herein referred to as the "Expiration Date").

                  (b) The purchase price for each Common Share pursuant to the exercise of a Right shall initially be $75.00 (the "Purchase Price"), and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with Paragraph (c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase including the certificate contained therein duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

                  (d) In case the registered holder Certificate shall exercise less than all the thereby, a new Rights Certificate evidencing to the Rights remaining unexercised shall be Rights Agent and delivered to the registered Rights Certificate or to his duly authorized to the provisions of
Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the time when a Person becomes an Acquiring Person, any Rights that are or were beneficially owned by the Acquiring Person or any Affiliate or Associate thereof shall immediately become permanently null and void without any further action, and any holder of such Rights shall thereupon have no right to exercise such Rights under any. provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or an Associate or Affiliate thereof whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates and Associates thereof as the Company shall reasonably request.

                  Section 8. Cancellation And Destruction Of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights

Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. Reservation And Availability Of Common Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full pursuant to Section 7 of all outstanding Rights.

                  (b) So long as the Common Shares issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earlier of the Separation Date or as soon as is required by law, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the Common Shares purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after the filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date. The Company will also take all action necessary to ensure compliance with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of the Common Shares in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for Common Shares in a name other than that of, the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  Section 10. Common Share Record Date. Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Company are open.

                  Section 11. The Flip-In. (a) In the event that any Person shall become an Acquiring Person, each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per Common Share on the date on which such Person became an Acquiring Person (such number of shares being herein referred to as the "Adjustment Shares").

                  (b) In the event that there shall not be sufficient issued but not outstanding and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(a), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of a sufficient number of additional Common Shares, then, in the event the Rights become so exercisable, the Company, with respect to each Rights and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party shall, upon the exercise of such Rights, (i) pay an amount in cash equal to the excess of (A) the product of
(1) the number of Adjustment Shares, multiplied by (2) the Current Market Price of the Common Shares (such product being herein referred to as the "Current Value"), over (B) the Purchase Price, in lieu of issuing Common Shares and requiring payment therefor, or (ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or (iii) deliver any combination of cash, property, Common Shares and/or other securities having the requisite value, and require payment of all or any requisite portion of the Purchase Price. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of the proviso of this Section 11(b), the majority of the Board of Directors may suspend the exercisability of the Rights for a period of up to 45 calendar days in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.

                  Section 12. The Flip-Over. (a) In the event that, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case,
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradeable common shares of the Principal Party (as hereinafter defined), free and clear of any lien, encumbrance or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable (or the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of the Flip-In Event if a Flip-In Event has previously occurred) and dividing that product by (2) 50% of the Current Market Price per share of the common shares of such Principal Party on the date of consummation of the Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of the Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 13 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its common shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to common shares thereafter deliverable upon the exercise of the Rights.

                  (b)      "Principal Party" shall mean:

                  (i) in the case of any  transaction  described  in (x) or
          (y) of the first sentence of this Section 12, the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                  (ii) in the case of any transaction described in (z) of the first sentence in this Section 12, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the common shares of such Principal Party is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Securities

          Exchange Act of 1934, as then in effect, and such Person is a direct or indirect Subsidiary of another Person the common shares of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common shares having the greatest aggregate market value.

                  (c) The Company shall not consummate any Flip-over Event unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
(a) and (b) of this Section 12. The provisions of this Section 12 shall similarly apply to successive Flip-Over Events. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

                  Section 13. Adjustment Of Purchase Price, Number And Kind Of Shares Or Number Of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13.

                     (a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 13(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Rights exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Rights had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Company were open, that the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a) hereof and this
     Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a).

                     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the Current Market Price per Common Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                     (c) In case the Company shall fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets or subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such Current Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

                     (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest one ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this
     Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                     (e)  If as a  result  of an  adjustment  made  pursuant  to
     Section 11(a), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 13(a) through
     (c), inclusive, and the provisions of Section 7, 9, 10, 11, 12 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

                     (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                     (g) Unless the Company shall have exercised its election as provided in Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                     (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                     (i) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

                     (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Shares at such adjusted Purchase Price.

                     (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                     (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any shares of Common Shares at less than the Current Market Price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Common Shares shall, if practicable, not be taxable to such shareholders.

                     (m) The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                     (n) The Company covenants and agrees that, after the Share Acquisition Date, it will not, except as permitted by Section 23 or Section 27 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Board of Directors.

                     (o) Whenever an adjustment is made as provided in Sections 11, 12 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                  Section 14. Fractional Rights And Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which such fractional Rights would have been otherwise issuable.

                  (b) The Company shall not be required to issue fractions of Shares upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Shares. In lieu of fractional shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the Current Market Price of one Common Share as of the date of such exercise or exchange.

                  (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right.

                  Section 15. Rights Of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 18 and 20, are vested in the respective registered holders of the Rights Certificates (and, prior to the Separation Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Separation Date, of the Common Shares) without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Separation Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  Section 16. Agreement Of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of Common Shares;

after the Separation Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

                  (b) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (c) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned.

                  Section   17.   Rights   Certificate   Holder   Not  Deemed  A
Shareholder. Except as otherwise expressly provided in this Agreement, no holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning The Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

                  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                  Section 19. Merger Or Consolidation Or Change Of Name Of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  Section 20. Duties Of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 13(o) hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this

          Agreement or any Rights Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination under the Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  Section 21. Change Of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days, notice in writing mailed to the Company, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Indiana, Illinois or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Indiana, Illinois or New York), in good standing, having a principal office in the State of Indiana, Illinois or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance Of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provision of this Agreement.

                  Section 23. Redemption And Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

                  (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or prior to the Separation Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

                  Section 25. Notice Of Certain Events. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend), or (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (iv) to effect any Flip-Over Event, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, Flip-Over Event, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 calendar days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares whichever shall be the earlier.

                  (b) Upon the occurrence of a Flip-In Event or a Flip-Over Event, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event and the consequences thereof to holders of Rights under Sections 11(a) or 12(a) hereof, as the case may be.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                               Coachmen Industries, Inc.
                               601 East Beardsley Avenue
                               Elkhart, Indiana 46515
                               Attention:  Executive Vice President, Finance

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                               First Chicago Trust Company of New York
                               30 West Broadway
                               New York, New York 10007
                               Attention:  Tenders & Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Rights Agent and the Rights Agent shall deliver a copy of any notice or demand it deliver to the holder of any Rights Certificate to the Company.

                  Section 27. Supplements And Amendments. The Company may, and the Rights Agent shall from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) prior to the time any Person becomes an Acquiring Person, to change or supplement the provisions hereunder which the Company may deem necessary or desirable to effectuate the purposes of this Agreement or (iv) following the time any Person becomes an Acquiring Person, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable provided that such change or supplement shall not adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the time any Person becomes an Acquiring Person, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Benefits Of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Shares).

                  Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except for Sections 18, 19, 20 and 21 which for all purposes shall be governed by and construed in accordance with the laws of New York.

                  Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]


Attest:                                   COACHMEN INDUSTRIES, INC.

By:______________________________         By: ____________________________
     Name:                                    Richard M. Lavers
     Title:                                   Secretary


[SEAL]

Attest:                                   FIRST CHICAGO TRUST COMPANY
                                          OF NEW YORK, as Rights Agent

By:______________________________         By: ____________________________
     Name:                                    Name:
     Title:                                   Title:

                                                                       Exhibit A
                                                                       ---------

                          [Form of Rights Certificate]

Certificate No. R-                                               ________ Rights

         NOT  EXERCISABLE  AFTER  FEBRUARY  1,  2010 OR  EARLIER  IF  NOTICE  OF
         REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.


                               Rights Certificate

                            COACHMEN INDUSTRIES, INC.


                  This   certifies   that   _____________________________,    or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entities the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 5, 2000 to be effective January 12, 2000 (the "Rights Agreement") between Coachmen
Industries, Inc., an Indiana corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on February 1, 2010 at the office of the Rights Agent designated for such purpose, or its successor as Rights Agent, one fully paid and nonassessable common share (the "Common Shares") of the Company, at a purchase price of $75.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the related Certificate duly executed.

                  The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 12, 2000. As provided in the Rights Agreement, the Purchase Price, the type of security, and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights
Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like Aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Common Shares.

                  No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of _____________ ___, ______

[Seal]



ATTEST:                                               COACHMEN INDUSTRIES, INC.

_____________________________________                 By:______________________
Secretary or Assistant Secretary                      Title:


Countersigned:

FIRST CHICAGO TRUST COMPANY OF NEW YORK
as Rights Agent



By:_____________________________________
              Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________________________________________ hereby sells, assigns and transfer unto ____________________________________________

------------------------------------------------------------------------------
                  (Please print name and address of transferee)

------------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ as attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  __________________, ______


                                                --------------------------------
                                                 Signature

Signature Guaranteed:


------------------------------------

                                   CERTIFICATE
                                   -----------


                  The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in to the Rights Agreement); and

               (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the time when a Person (as defined in the Rights Agreement) become an Acquiring Person from any Person who is, was or became an Acquiring Person or an Affiliate or Associate thereof.


Dated:  _____________________, ______                  _________________________
                                                              Signature


                                     NOTICE
                                     ------

                  The signatures to the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)

To:      COACHMEN INDUSTRIES, INC.

                  The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number        ___________________________________________

------------------------------------------------------------------------------
                         (Please print name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number        ___________________________________________

------------------------------------------------------------------------------
                         (Please print name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------


Dated  ___________________, _____

                                                       -------------------------
                                                              Signature
Signature Guaranteed:


____________________________________

                                   CERTIFICATE
                                   -----------

                  The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in to the Rights Agreement); and

               (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the time when a Person (as defined in the Rights Agreement) become an Acquiring Person from any Person who is, was or became an Acquiring Person or an Affiliate or Associate thereof.


Dated:  _______________________, _____            ______________________________
                                                              Signature


                                     NOTICE
                                     ------

                  The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit B
                                                                       ---------

                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES


                  On October 21, 1999, the Board of Directors of Coachmen Industries, Inc. (the "Company") declared a dividend distribution of one common share purchase right (the "Rights") on each outstanding common share, without par value (the "Common Shares"), of the Company. The distribution will be made to shareholders of-record on January 12, 2000 (the "Record Date"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). Except as set forth below, each Right will entitle the registered holder thereof to purchase from the Company one Common Share, at a purchase price of $75.00 per share (the "Purchase Price"), subject to anti-dilutive adjustments described below.

                  The Rights will be represented by the Common Share certificates and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of (i) 10 Business Daysfollowing a public announcement that a person or group of persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (the "Share Acquisition Date") or (ii) 10 Business Days following the commencement of (or announcement of an intention to make) a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Separation Date"). Until the Separation Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Separation Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Date. From and after the Separation Date, the separate Rights Certificates alone will evidence the Rights. The Rights will expire at the close of business on February 1, 2010 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company as described below.

                  In the event that any person or group of persons becomes an Acquiring Person, each holder of a Right (other than the Acquiring Person, whose Rights will become null and void) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of Common Shares which at the time of such transaction would have a market value of two times the current Purchase Price.

                  In the event that the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power is sold, each holder of a Right (other than the Acquiring Person, whose Rights will become null and void) will thereafter have the right to receive, upon the exercise thereof at the then current

Purchase Price, a number of common shares of the acquiring company which at the time of such transaction would have a market value of two times such Purchase Price.

                At any time after a person or group of persons become an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than the Rights owned by the Acquiring Person, which will become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

                  At any time prior to a person or a group of persons becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  Prior to the time any person or group of persons becomes an Acquiring Person, the Company may amend the Rights Agreement in any manner without the approval of the holders of Rights. Following the time any person or group of persons becomes an Acquiring Person, the Company may amend the Rights Agreement without the approval of the holders of Rights in any manner that does not adversely affect the interests of the holders of Rights.

                A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company, Financial Department, P.O. Box 3300, Elkhart, Indiana 46515. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.